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                                                                    EXHIBIT 99.1


[BIOSANTE LOGO]                                   BIOSANTE PHARMACEUTICALS, INC.
                                                  111 Barclay Boulevard
                                                  Lincolnshire, Illinois 60069
                                                  www.biosantepharma.com

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FOR IMMEDIATE RELEASE                                                  AMEX: BPA

                BIOSANTE PHARMACEUTICALS ANNOUNCES $17.7 MILLION
                        PRIVATE PLACEMENT OF COMMON STOCK


LINCOLNSHIRE, Illinois (May 12, 2004) -- BioSante Pharmaceuticals, Inc. (Amex:
BPA) today announced that it has entered into definitive agreements with institutional and other accredited investors with respect to the private placement of 2,949,000 shares of its common stock at a purchase price of $6.00 per share, for gross proceeds of $17,694,000. Investors also will receive warrants to purchase 442,350 shares of common stock at an exercise price of $7.00 per share. Leerink Swann & Company served as placement agent for the transaction

The transaction is expected to be consummated within the next few days following satisfaction of certain customary closing conditions contained in the definitive transaction agreements, including approval of an additional listing application with the American Stock Exchange.

"We are pleased by this exciting private placement, and are gratified to welcome a new group of institutional investors who we believe will help us increase the company's visibility in the investment community," said Stephen M. Simes, BioSante's president and chief executive officer. "The additional cash will be used to implement our plan to build a valuable portfolio of hormone therapy products and continue development of our CAP nanotechnology. Including the proceeds from this placement, we will have about $25 million in the bank, which is equal to more than two years of our cash requirements."

The net proceeds to BioSante will be approximately $16.5 million. BioSante intends to use the net proceeds to fund the late stage development of the company's new product pipeline, including Bio-E-Gel(TM), currently in its pivotal Phase III clinical trial to treat menopausal symptoms, and LibiGel(TM), soon to complete a Phase II clinical trial for Female Sexual Dysfunction, as well as for general corporate purposes.

The securities offered in this placement have not been registered under the Securities Act of 1933, as amended, or state securities laws, and cannot be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements. As part of the transaction, the company has agreed to file a registration statement with



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the SEC covering the resale of the shares of common stock issued in the offering, including the shares of common stock issuable upon exercise of the warrants. This news release is neither an offer to sell nor a solicitation of an offer to buy any of the securities discussed herein and is being issued under Rule 135c of the Securities Act of 1933.

ABOUT BIOSANTE PHARMACEUTICALS, INC.
BioSante is developing a pipeline of hormone therapy products to treat both men and women. BioSante's hormone therapy products are gel formulations for transdermal administration that deliver bioidentical estradiol and testosterone. Symptoms treated with hormone therapy in men include impotence, diminished sex drive, muscle weakness and osteoporosis. Symptoms in menopausal women include hot flashes, vaginal atrophy, decreased libido and osteoporosis. The estrogen and testosterone markets in the United States alone account for over $2.5 billion in annual sales.

The company also is developing its calcium phosphate nanotechnology (CAP) for novel vaccines, including biodefense vaccines for toxins such as anthrax and ricin, and drug delivery systems. Additional information is available online at www.biosantepharma.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding BioSante contained in this press release that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes" or "plans," or comparable terminology, are forward-looking statements. Forward-looking statements are based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to BioSante that cause actual results to differ materially from those expressed in such forward-looking statements are the difficulty of developing pharmaceutical products and especially of new vaccines, obtaining regulatory and other approvals and achieving market acceptance, and other factors identified and discussed from time to time in BioSante's filings with the Securities and Exchange Commission, including those factors discussed on pages 18 to 25 of BioSante's Form 10-KSB, which discussion also is incorporated herein by reference.

FOR MORE INFORMATION, PLEASE CONTACT:

Phillip B. Donenberg, CFO
847-478-0500 ext 101
donenber@biosantepharma.com


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